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                                                                   EXHIBIT 10.42


                                   LINEO, INC.

                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of this __ day of August, 2000, by and between Lineo, Inc., a Delaware corporation (together with any predecessors or successors thereto; the "Company"), and Metrowerks Holdings, Inc., a Delaware Corporation, (together with its successors and assigns; the "Investor").

                                    RECITALS

         A. The Investor wishes to purchase a warrant in substantially the form of EXHIBIT A hereto, exercisable into 2,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Warrant").

         B. The Company has authorized the issuance and sale to the Investor of the Warrant, for an aggregate purchase price of $1,500,000, and has reserved 2,000,000 shares of its Common Stock for issuance upon the exercise of the Warrant.

         C. The parties hereto desire to set forth the terms of the purchase and sale of the Warrant.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.       PURCHASE AND SALE OF WARRANT.

         1.1      DESCRIPTION OF SECURITIES.

         The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 30,000,000 shares of Preferred Stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A Class 1 Convertible Preferred Stock, 2,500,000 shares have been designated as Series A Class 2 Convertible Preferred Stock, 4,850,000 shares have been designated Series B Convertible Preferred Stock, 3,000,000 shares have been designated Series C Convertible Preferred Stock, and 2,000,000 shares have been designated Series D Convertible Preferred Stock. The Company has authorized and has reserved, and covenants to continue to reserve, free and clear of preemptive and other similar rights, a sufficient number of shares of its Common Stock to satisfy the rights of exercise of the holders of the Warrant. For purposes of this Agreement, (a) the shares of Common Stock issuable upon exercise of the Warrant are referred to as the "Warrant Shares" and (b) the Warrant and the Warrant Shares are sometimes referred to collectively as the "Securities."

         1.2      SALE AND PURCHASE; CONVERSION.

         Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, the Investor hereby purchases from the

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Company, and the Company hereby issues and sells to the Investor, at the Closing
(as defined below in Section 1.3), the Warrant for the purchase price of $1,500,000 (the "Purchase Price"), and the Company hereby grants the Investor the rights set forth herein. The proceeds of this sale are intended to be used for the expansion of the Company's business, working capital and other general corporate purposes.

         1.3      CLOSING.

         The closing of the purchase and sale of the Warrant (the "Closing") shall take place at the offices of the Company at 10:00 a.m. on September 29, 2000, or at such other time and place as the parties hereto may agree (the "Closing Date"). At the Closing, the Company shall deliver to the Investor the Warrant.

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants the following, except as set forth in the schedule of exceptions attached hereto as EXHIBIT B (the "Disclosure Schedule"):

         2.1      ORGANIZATION AND CORPORATE POWER.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its assets, liabilities, condition (financial or other), business, results of operations or prospects (a "Material Adverse Effect"). The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance and conversion of the Securities and the issuance of the Warrant Shares. The Company is not in violation of any term of the Certificate of Incorporation or Bylaws of the Company, as amended to date (the "Certificate of Incorporation" and the "Bylaws," respectively).

         2.2      AUTHORIZATION AND NON-CONTRAVENTION.

         The execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby and the issuance and delivery of
(i) the Warrant and (ii) upon the exercise of the Warrant, the Warrant Shares, have been duly authorized by all necessary corporate and other action of the Company. This Agreement and each such other agreement, document and instrument constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms. The execution and delivery by the Company of this Agreement and each other agreement, document and instrument to be executed and delivered by the Company pursuant hereto or as contemplated hereby, and the performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of
(i) the Warrant and (ii) upon the exercise of the Warrant, the Warrant Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Certificate of Incorporation or


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Bylaws of the Company, or cause the creation of any material encumbrance upon any of the assets of the Company; (B) violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (C) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than as may be required to secure an exemption from qualification of the offer and sale of the Warrant under the Securities Act of 1933, as amended (the "Securities Act") and as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended ("HSR"), and applicable state securities and blue sky laws; or (D) accelerate any obligation under, or give rise to a right of termination of, any material agreement, permit, license or authorization to which the Company or any of its assets is a party or by which the Company or any of its assets is bound.

         2.3      CAPITALIZATION.

         As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock, par value $.001 per share, of which 22,778,437 shares will be issued and outstanding, and 30,000,000 shares of Preferred Stock, par value $.001 per share, of which (a) 5,000,000 shares shall be designated as Series A Class 1 Preferred Stock, all of which shares will be issued and outstanding, (b) 2,500,000 shares shall be designated as Series A Class 2 Preferred Stock and all of which shares will be issued and outstanding,
(c) 4,850,000 shares shall be designated Series B Preferred Stock, of which 4,833,331 shares will be issued and outstanding, (d) 3,000,000 shares shall be designated Series C Preferred Stock, all of which shares will be issued and outstanding, and (e) 2,000,000 shares shall be designated Series D Preferred Stock, of which 1,430,482 shares will be issued and outstanding. The Series A Class 1 Preferred Stock, the Series A Class 2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock are collectively referred to herein as the "Preferred Stock." The shares of Common Stock are held by the stockholders listed in Section 2.3 of the Disclosure Schedule in the amounts listed therein. In addition, the Company has authorized and reserved for issuance upon conversion of the Preferred Shares and the exercise of the Warrant up to 2,000,000 Warrant Shares (subject to adjustment for stock splits, stock dividends and the like) and has reserved for issuance upon exercise of options under the Company's stock option plan (the "Plan") 5,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like). Other than as described above, the Company has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights (contingent or otherwise) to purchase or acquire any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such shares or any warrants, options or other rights to acquire any such convertible securities. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock or, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued, fully paid and nonassessable and, except as set forth herein, not subject to any preemptive or similar rights to

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purchase or otherwise acquire shares of capital stock of the Company and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities and blue sky laws. Except as set forth in Section
2.3 of the Disclosure Schedule, no person or entity is entitled to (a) any preemptive right, right of first refusal or similar right with respect to the issuance of any capital stock of the Company, or (b) any rights with respect to the registration of any capital stock of the Company under the Securities Act. The Warrant Shares will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and not subject to any preemptive rights, and will be offered, issued, sold and delivered in compliance with applicable federal and state securities and blue sky laws.

         2.4      SUBSIDIARIES; INVESTMENTS.

         Other than 1,266,833 shares of Common Stock of Caldera Systems, Inc., a representative office located in Taiwan and a wholly owned subsidiary located in the United Kingdom, and as set forth in Section 2.4 of the Disclosure Schedule, the Company has no subsidiaries and no capital stock or other interest in any corporation, joint venture, partnership, trust, limited liability company or other entity.

         2.5      FINANCIAL STATEMENTS.

         The Company has previously furnished to the Investor (i) audited financial statements (balance sheet, statement of operations; statement of cash flows and statement of stockholders equity) for the fiscal year at and ended October 31, 1999, and (ii) unaudited financial statements (balance sheet, statement of operations; statement of cash flows and statement of stockholders equity) for the fiscal quarters at and ended January 31, 2000 and April 30, 2000. Such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis; are complete, correct and consistent in all material respects with the books and records of the Company; and fairly and accurately present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein.

         2.6      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as and to the extent reflected or reserved against in the financial statements referred to in Section 2.5 above, the Company does not have and is not subject to any material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise.

         2.7      ABSENCE OF CHANGES.

         Except as set forth in Section 2.7 of the Disclosure Schedule, since April 30, 2000 there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, or business of the Company, (b) any material asset or property of the Company made subject to a lien of any kind, (c) any waiver of any material right of the Company, or the cancellation of any material debt or claim held by the Company, (d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefore, (e) any mortgage, pledge or hypothecation of any tangible or intangible asset of the Company, except in the ordinary course of business, (f) any sale or assignment of any tangible asset of the

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Company having a book value in excess of $5,000, except in the ordinary course of business, or of any Intellectual Property Rights (as hereafter defined) or other intangible assets, (g) any loan by the Company to, or any loan to the Company from, any officer, director, employee or stockholder of the Company, or any agreement or commitment therefore (other than travel and other advances in the ordinary course of business), (h) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Company, (i) any repayment of any loan owed by the Company (including, without limitation, any loan owed to any stockholder of the Company), (j) any single capital expenditure in excess of $50,000 or any capital expenditures aggregating more than $250,000, or (k) any material change in the accounting methods or practices followed by the Company.

         2.8      TITLE; CONDITION OF PROPERTY.

         (a) Except as set forth in Section 2.8 of the Disclosure Schedule, the Company has good title to all of its property and assets, real, personal or mixed, tangible or intangible, free and clear of all liens, security interests, charges and other encumbrances of any kind.

         (b) Without material exception, all assets used in the Company business are in good operating condition and repair and suitable for use in the operation of such business, and none of such assets that (singly or when aggregated with other assets) is material to the business of the Company is obsolete.

         2.9      CERTAIN CONTRACTS AND ARRANGEMENTS.

         Except as set forth in Section 2.9 of the Disclosure Schedule (with true and correct copies delivered to the Investor), the Company is not a party or subject to or bound by:

         (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

         (b) any contract, lease or agreement creating any obligation of the Company to pay to any third party $100,000 or more with respect to any single such contract or agreement;

         (c) any contract or agreement for the sale, license, lease or disposition of products or services in excess of $100,000;

         (d) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

         (e) any license agreement (as licensor or licensee);

         (f) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $100,000;

         (g) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of $100,000 or any pledge or security arrangement;

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         (h) any material joint venture, partnership, or manufacturing agreement; any endorsement or any other advertising, promotional or marketing agreement;

         (i) any employment contracts, or agreements with officers, directors, employees or stockholders of the Company or persons or organizations related to or affiliated with any such persons;

         (j) any pension, profit sharing, retirement (other than the Company's 401(k) plan), stock option, phantom stock or other equity incentive plans;

         (k) any arrangement relating to any royalty payments to employees, customers or independent contractors based on the sales volume of the Company;

         (l) any acquisition, merger or similar agreement; or

         (m) any contract with a governmental body under which the Company may have an obligation for renegotiation.

         All of the Company's contracts and commitments are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party is in default thereunder (nor, to the knowledge of the Company, has any event occurred which with notice, lapse of time or both would constitute a default thereunder), except to the extent that any such default would not have a Material Adverse Effect, and the Company has not received notice of any alleged default under any such contract, agreement, understanding or commitment.

         2.10     INTELLECTUAL PROPERTY RIGHTS; EMPLOYEE RESTRICTIONS.

         Except as set forth in Section 2.10 of the Disclosure Schedule:

         (a) The Company has the right to use, sell, and license the Intellectual Property Rights (as defined below) material to the conduct of its business as presently conducted, including without limitation all rights to the Company name "Lineo" and to the trademarks and the product name "Embedix," free and clear of the rights of all others (the "Company Rights").

         (b) The business of the Company as presently conducted, the products marketed or sold, and the provision of services by the Company do not violate and will not violate any agreements that the Company has with any third party or infringe any patent, trademark, service mark, copyright or trade secret or any other Intellectual Property Rights of any third party.

         (c) No claim is pending or threatened against the Company nor has the Company received any notice or claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person, and the Company is not aware of any infringement by any other person of any of the Company Rights.

         (d) Each current and former employee of the Company, and each of the Company's consultants and independent contractors involved in development of any of the Company Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of

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inventions and copyrights to the Company, and none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions. The Company has taken all reasonable steps to protect all data, information, ideas, concepts, know-how and materials that the Company treats as trade secrets, and all other confidential information and Intellectual Property Rights of the Company, which are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company.

         (e) No royalties or other amounts are payable by the Company to persons by reason of the ownership or use of the Intellectual Property Rights of the Company.

         (f) No third party has claimed or, to the best of the Company's knowledge, has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition, non-disclosure, non-solicitation or inventions agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any Intellectual Property Rights, trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         (g) The Company's license to third parties of its embedded Linux products, including, without limitation the products known as "Embedix Linux," "Embedix SDK," "Embedix Browser," and "Embedix PDA," (collectively the "Embedix Products") does not violate the GNU General Public License. The Embedix Products include modules that are subject to the GNU General Public License and include modules that are not subject to the GNU General Public License but instead are licensed by the Company as proprietary products of the Company. None of the modules licensed by the Company as proprietary products of the Company, including, without limitation, the Embedix Browser, the "Target Wizard" module of Embedix SDK, and the "High Availability Solution," is required to be licensed under the GNU General Public License.

         As used herein, the term "Intellectual Property Rights" shall mean the intellectual property rights, including, without limitation, all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.




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         2.11     INFORMATION SYSTEMS INTEGRITY

         (a) None of the firmware or software that the Company provides to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

         (b) None of the firmware or software that the Company uses in the conduct of its business has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

         (c) None of the firmware or software produced by a third-party and licensed by the Company to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purposes.

         (d) The Company has adopted information protection and security policies, standards and guidelines of the type customarily maintained by similar companies in similar businesses in order to maintain the integrity, availability and confidentiality of information systems and networks (e.g. protection from viruses and other malicious software, data backup and recovery) for the management and operation of its computers and information systems networks.

         2.12     LITIGATION.

         There is no litigation or governmental proceeding or investigation pending or threatened against the Company or affecting any of its properties or assets or against any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced.

         2.13     TAX MATTERS.

         The Company has filed all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it where the failure to file such returns would have a Material Adverse Effect, and has paid all taxes owing by it, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5 above or which will not have a Material Adverse Effect. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not have a Material Adverse Effect. With regard to the federal income tax returns of the Company, the Company has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year. Neither the Internal Revenue Service nor any other taxing


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authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         2.14     EMPLOYEE BENEFIT PLANS.

         The Company does not maintain or contribute to any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement (an "Employee Benefit Plan") other than the Plan and the Employee Benefit Plans identified and described in Section 2.14 of the Disclosure Schedule. The terms and operation of each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plan. There are no unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement, and all Employee Benefit Plans are terminable at the discretion of the Company without material liability to the Company upon or following such termination. The Company has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other welfare benefits (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to terminated employees, except for benefits mandated by applicable law, including, but not limited to, Section 4980B of the Internal Revenue Code of 1986, as amended, and
Part 6 of Subtitle B of Title I of ERISA.

         2.15     LABOR LAWS.

         The Company employs approximately 250 employees and generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving the Company.

         2.16     EMPLOYEES.

         Section 2.16 of the Disclosure Schedule contains a list of all managers, employees and consultants of the Company who, individually, have received compensation from the Company for the fiscal year of the Company ended October 31, 1999, in excess of $100,000. In each case, Section 2.16 of the Disclosure Schedule includes the current job title, years of service with the Company and aggregate annual compensation and benefits of each such individual. To the knowledge of the Company and the Stockholders, no key employee of the Company has any plan or intention to terminate his or her employment with the Company. The Company has complied in all material respects with the immigration laws of the United States with respect to the hiring, employment and engagement of all of its employees and consultants who are not United States


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citizens, and, to the knowledge of the Company, the immigration or residency status of each of such employees and consultants is sufficient to allow such employees and consultants to remain lawfully employed or engaged by the Company.

         2.17     HAZARDOUS WASTE.

         No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company, and no hazardous wastes, substances or materials or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company.

         2.18     BUSINESS; COMPLIANCE WITH LAWS.

         The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently or contemplated to be conducted. The Company is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws and regulations.

         2.19     INVESTMENT BANKING; BROKERAGE.

         There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transaction contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or any of the Stockholders.

         2.20     INSURANCE.

         The Company has fire, casualty, product liability, workers' compensation and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. There is no default or event which could give rise to a default under any such policy.

         2.21     TRANSACTIONS WITH AFFILIATES.

         There are no loans, leases, contracts or other transactions between the Company and any officer, director or five percent (5%) stockholder of the Company or any family member or affiliate of the foregoing persons, and there have been no such transactions within the past twelve (12) months except as set forth in Section 2.21 of the Disclosure Schedule.

         2.22     SUPPLIERS.

         Section 2.22 of the Disclosure Schedule sets forth each supplier of the Company who supplied more than five percent (5%) of the Company's supplies or materials for the fiscal year


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ended October 31, 1999 and each supplier who the Company believes may supply for more than five percent (5%) of the Company's supplies or materials for the fiscal year ended October 31, 2000 (each a "Supplier" and collectively the "Suppliers"). The relationships of the Company with its Suppliers are good commercial working relationships. No Supplier of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last
12 months decreased materially its services, supplies or materials to the Company. No Supplier has, to the knowledge of the Company, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company.

         2.23     CERTAIN EVENTS.

         (a) During the past ten (10) years, neither the Company nor any of the officers or directors of the Company has had a petition under the Bankruptcy Reform Act of 1978, as amended, or any state insolvency law, filed by or against any of them which has not as of the date of this Agreement been dismissed.

         (b) During the past ten (10) years, neither the Company nor the officers or directors of the Company has been convicted in a criminal proceeding or is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

         (c) During the past ten (10) years, neither the Company nor the officers or directors of the Company has been, or is, the subject of any order, judgment or decree, whether or not subsequently reversed, suspended or vacated, of any court or any administrative agency, requiring the payment of money damages in excess of $100,000 or permanently or temporarily enjoining any of them from, or otherwise limiting any of their abilities to engage in, any type of business practice.

         2.24     REGISTRATION RIGHTS.

         Except as disclosed is Section 2.24 of the Disclosure Schedule, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.25     DISCLOSURE.

         The representations and warranties made or contained in this Agreement, the exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of the Company delivered to the Investor in connection with or pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in light of the circumstances in which they were made or delivered. There have been no events or transactions or information which has come to the attention of the management of the Company having a direct impact on the Company or its assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of such management, could be expected to have a Material Adverse Effect.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         The Investor represents and warrants to the Company the following:

         3.1      INVESTMENT EXPERIENCE AND INTENT.

         The Investor represents to the Company that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto. The Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, and a "qualified institutional buyer" as defined in Rule 144A under the Securities Act. The Investor represents and understands that it is responsible for its own due diligence investigation and satisfying its own due diligence requirements and shall not be entitled to rely on the due diligence investigation of any other person or entity. The Investor represents to the Company that it is purchasing the Warrant for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. The Investor acknowledges that the Warrant has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

         3.2      AUTHORIZATION AND NON-CONTRAVENTION.

         The Investor represents that it has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action. The Investor represents and warrants that this Agreement and each agreement, document and instrument executed and delivered by such Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of such Investor enforceable in accordance with their respective terms and that the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby do not and will not: (a) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which such Investor is a party or by which it or its assets are bound, or cause the creation of any encumbrance upon any of the assets of the Investor; (b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Investor; (c) require from the Investor any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (d) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Investor is a party or by which the Investor is bound.

         3.3      COMMISSIONS AND FEES.

         The Investor represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor.

SECTION 4.       CONDITIONS OF PURCHASE.

         The Investor's obligation to purchase and pay for the Warrant shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investor's satisfaction, or the waiver by the Investor, on or before and at the Closing Date, of the following conditions:

         4.1      SATISFACTION OF CONDITIONS.

         The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investor; and, on the Closing Date, certificates to such effect executed by the President and Chief Financial Officer of the Company shall have been delivered to the Investor.

         4.2      AUTHORIZATION.

         The Board of Directors of the Company shall have duly adopted resolutions in form and substance reasonably satisfactory to the Investor and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof; and the Investor shall have received a certificate of the Secretary of the Company setting forth a copy of the relevant Board of Directors and/or stockholder resolutions and the Certificate of Incorporation, the Bylaws of the Company and such other matters as may be reasonably requested by the Investor.

         4.3      OPINION OF COUNSEL.

         The Investor shall have received from Summit Law Group an opinion dated as of the Closing Date substantially in the form attached hereto as EXHIBIT C.

         4.4      ALL PROCEEDINGS SATISFACTORY.

         All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investor.

         4.5      NO VIOLATION OR INJUNCTION.

         The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation and shall not be subject to any injunction, stay or restraining order.

         4.6      CONSENTS AND WAIVERS.

         The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue and sell the Securities to be sold to the Investor hereunder and to carry out the transactions contemplated hereby and thereby and shall have delivered evidence thereof to the Investor (including, without limitation, any consent required in compliance with HSR, and any consent from the Company's stockholders pursuant to the Investor Rights Agreement, as defined below). All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken. The Company further covenants and agrees to use all commercially reasonable efforts to assist the Investor in complying with HSR, including, without limitation, making any necessary filings, and providing any and all information that is reasonably requested by any government agency or the Investor in connection with the Investor's compliance with HSR

         4.7      OTHER AGREEMENTS.

         The Company, Investor and all other relevant parties shall have entered into the Stockholder Agreement in substantially the form of EXHIBIT D hereto (the "Stockholder Agreement"), Amendment No. 3 to the Investor Rights Agreement dated as of February 17, 2000 (the "Investor Rights Agreement"), in substantially the form of EXHIBIT E hereto (the "Investor Rights Agreement Amendment"), and the Strategic Alliance Agreement in substantially the form of EXHIBIT F hereto (the "Strategic Alliance Agreement").

SECTION 5.     AFFIRMATIVE COVENANTS OF THE COMPANY

         So long as the Investor continues to hold the Warrant or any Warrants Shares, the Company agrees that it will perform and observe the following covenant:

         5.1      INFORMATION RIGHTS.

         As soon as practicable, but in any event within thirty (30) days after the end of each month (except for the last three months of the fiscal year), Lineo agrees to send the Investor an unaudited profit or loss statement for such month and an unaudited balance sheet as of the end of such month prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis.

SECTION 6.       GENERAL.

         6.1      AMENDMENTS, WAIVERS AND CONSENTS.

         For the purpose of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investor.

         6.2      SURVIVAL; ASSIGNABILITY OF RIGHTS.

         All covenants, agreements, representations and warranties of the Company and the Investor made herein, in the Disclosure Schedule and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing regardless of any investigation or knowledge on the part of such party or its representatives and (b) shall bind the parties' successors and assigns (including without limitation any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investor's successors and assigns and to their transferees of Securities, whether so expressed or not, and any such transferee shall be deemed the "Investor" for purposes hereof. The parties hereto further acknowledge and agree that the terms of that certain Nondisclosure Agreement dated as of ________, by and between the Company and the Investor shall survive the Closing.

         6.3      LEGEND ON SECURITIES.

         The Company and the Investor acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT
                  (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

         6.4      GOVERNING LAW.

         This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of Delaware, without giving effect to conflict of laws principles thereof.

         6.5      SECTION HEADINGS AND GENDER.

         The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

         6.6      COUNTERPARTS.

         This Agreement may be executed simultaneously in any number of counterparts, including counterparts executed by telecopier or telefax, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         6.7      NOTICES AND DEMANDS.

         Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

         if to the Company:            Lineo, Inc.
                                       383 S. 520 W.
                                       Lindon, Utah  84042
                                       Attn: President
                                       Fax: (801) 426-6166

         copy to:                      Summit Law Group
                                       1505 Westlake Avenue N., Suite 300
                                       Seattle, Washington 98109
                                       Attn: Laura Bertin, Esq.
                                       Fax: (206) 281-9882

         if to the Investor:           Metrowerks Holdings, Inc.
                                       9801 Metric Boulevard
                                       Austin, TX 78758
                                       Attn:  President
                                       Fax:  (512) 997-5505

         copy to:                      Motorola, Inc.
                                       Law Department
                                       1303 E. Algonquin Road
                                       Schaumberg, IL 60196
                                       Attention:  General Counsel



         6.8      REMEDIES; SEVERABILITY.

         It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The

Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         6.9      MEDIATION AND ALTERNATIVE DISPUTE RESOLUTION.

         In the event that after the date hereof, there is any dispute between the Investor and the Company, then the following procedure shall be followed:

         (a) Upon the occurrence of such a dispute either the Company or the Investor may by written notice (the "Initial Notice") to the other party call for the consideration of such dispute by the Company, on the one hand, and the general manager of the Metrowerks Division of Motorola's Semiconductor Products Sector ("SPS"), or such person's successor (such persons, the "Transaction Committee"). The Transaction Committee shall meet to discuss, review and attempt to resolve the dispute. The Transaction Committee may be assisted by other advisors, including accountants, attorneys, and employees, in its discussions and review.

         (b) If the Transaction Committee is unable to reach an agreement under clause (a) above within thirty (30) days of the Initial Notice, then each of the Investor and the Company shall call for a higher level resolution discussion, pursuant to which the Investor shall designate in writing by notice to the Company within ten (10) days after the expiration of such thirty (30) day period a higher level management employee which shall be the President of SPS, or an equivalent position, as the case may be, (a "High Level Management Employee") to discuss and attempt to resolve the dispute. Such High Level Management Employee may be assisted by other advisors, including accountants, attorneys, and employees, in his or her discussions and negotiations with the other party. The Company and the Investor agree to negotiate in good faith with one another for an additional period ending sixty (60) days after the date of the Initial Notice.

             (i) In the event the dispute remains unresolved after the passage of sixty (60) days after the date of the Initial Notice, then such parties may attempt to settle any claim or controversy arising out of it through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by the Investor and the Company (the "Mediator"). Neither the Investor nor the Company may unreasonably withhold consent to the selection of a mediator, and the Investor and the Company will share the costs of the mediation equally.

         (c) Any dispute which the Investor and the Company cannot resolve through negotiation or mediation within ninety (90) days of the date of the initial demand for it by either the Investor or the Company may then be submitted to the courts within the State of Delaware for resolution. The use of any procedures under this Section 6.9 will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party, and nothing in this paragraph will prevent either the Company or the Investor from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

         (d) Notwithstanding any of the procedures set forth in this Section 6.9, any controversy involving intellectual property may be brought immediately to the federal courts within the State of Delaware for resolution without resorting to the Transaction Committee or mediation provisions set forth herein.

         6.10     INDEMNIFICATION.

         The Company agrees to indemnify the Investor and the Investor's general partners, if any (collectively, the "Indemnitees"), from and after the Closing Date, and until the one year anniversary thereof, against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of any representation, warranty, agreement or covenant of the Company contained herein; provided, however, that any such indemnification shall be limited to the Purchase Price, and any sums paid upon exercise of the Warrant; and provided further that the Company's indemnification obligations hereunder against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions that arise out of or are based upon any breach of the representations and warranties contained in Section 2.10(g) hereof shall survive indefinitely. Upon written request, the Company agrees to reimburse the Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Indemnitee may select their own counsel.

         6.11     INTEGRATION.

         This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                     [This space intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE COMPANY:                                      THE INVESTOR:

Lineo, Inc.                                       Metrowerks Holdings, Inc.



By:                                               By:
   -----------------------------------------         ---------------------------
     Bryan Sparks, President and Chairman         Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------